Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of June 5, 2018 (the “Effective Date”), is entered into by and among Anthony Tang (the “Subordinated Creditor”), Ener-Core, Inc., a Delaware corporation (“Borrower”), Ener-Core Power, Inc., a Delaware corporation (the “Guarantor”), and Empery Tax Efficient, LP in its capacity as collateral agent for the Senior Lenders (as defined below) (together with its successors and assigns, the “Agent”), with respect to that certain Subordination and Intercreditor Agreement dated as of November 2, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) by and among the Subordinated Creditor, Borrower, the Guarantor and Agent. All capitalized terms not otherwise defined herein and defined in the Intercreditor Agreement shall have the meanings ascribed to such terms in the Intercreditor Agreement.

RECITALS

WHEREAS, the parties entered into the Intercreditor Agreement to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents;

WHEREAS, Subordinated Creditor, Borrower and the Guarantor have terminated the Subordinated Debt Documents in connection with the cancellation of the Subordinated Debt; and

WHEREAS, the parties acknowledge and agree that the Intercreditor Agreement is no longer necessary to set forth the relative rights and priorities of the parties and, as such, desire to terminate the Intercreditor Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Acknowledgement by Subordinated Creditor. Subordinated Creditor acknowledges and agrees that the Subordinated Debt has been cancelled and the Subordinated Debt Documents have been terminated and that any obligations arising from or related to the Subordinated Debt have been satisfied in full.

2. Termination of Intercreditor Agreement. Pursuant to Section 7 of the Intercreditor Agreement, the parties hereby agree to terminate the Intercreditor Agreement in full as of the Effective Date, and acknowledge there are no current or anticipated obligations arising from or with respect thereto between the parties.

3. Miscellaneous.

(a) Amendments. No amendment, modification, termination, or waiver of any provision of this Amendment will be effective without the written agreement of the parties hereto.

(b) Section Titles. Section and subsection titles in this Amendment are included for convenience of reference only and shall have no substantive effect.

(c) Applicable Law. This Amendment shall be construed in all respects in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflicts of laws provisions.

(d) Counterparts. This Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by each of the undersigned as of the date first above written.

SUBORDINATED CREDITOR:

Anthony Tang

Termination Agreement

IN WITNESS WHEREOF, this Agreement is executed by each of the undersigned as of the date first above written.

CREDIT PARTIES:

ENER-CORE, INC.

By
Name:	Domonic J. Carney
Title:	Chief Financial Officer

ENER-CORE POWER, INC.

By
Name:	Domonic J. Carney
Title:	Chief Financial Officer

Termination Agreement

IN WITNESS WHEREOF, this Agreement is executed by each of the undersigned as of the date first above written.

AGENT:

EMPERY TAX EFFICIENT, LP
By: Empery Asset Management, LP, its authorized agent

By
Name:	Brett Director
Title:	General Counsel

Termination Agreement